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Exhibit 99.3

        FERRELLGAS, L.P.
and
FERRELLGAS FINANCE CORP.

Offer to Exchange Their Outstanding
6.50% Senior Notes due 2021
for
6.50% Senior Notes Due 2021
that have been registered under the
Securities Act of 1933

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2011, UNLESS EXTENDED (THAT DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS OF UNREGISTERED NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                            , 2011

To Our Clients:

        Enclosed for your consideration is a Prospectus dated                        , 2011 (the "Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal" and, together with the Prospectus, the "Exchange Offer") relating to the offer by Ferrellgas, L.P., a Delaware limited partnership (the "Partnership"), and Ferrellgas Finance Corp., a Delaware corporation ("Finance Corp.," and together with the Partnership, the "Issuers"), to exchange up to $500 million in aggregate principal amount of their outstanding 6.50% Senior Notes due 2021 (the "Unregistered Notes") for a like principal amount of their 6.50% Senior Notes due 2021 that have been registered under the Securities Act of 1933 (the "Exchange Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

        The materials relating to the Exchange Offer are being forwarded to you as the beneficial owner of Unregistered Notes held by us for your account or benefit but not registered in your name. A tender of any Unregistered Notes may be made by us only as registered holder and pursuant to your instructions. Therefore, the Issuers urge beneficial owners of Unregistered Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact that holder promptly if they wish to tender Unregistered Notes pursuant to the Exchange Offer.

        Accordingly, we request instructions as to whether you wish us to tender any or all of the Unregistered Notes held by us for your account. We urge you to read carefully the Prospectus, the Letter of Transmittal and the other materials provided herewith before instructing us to tender your Unregistered Notes. By tendering your Unregistered Notes, you will be making certain representations described in those documents.

        Your instructions to us should be forwarded as promptly as possible to permit us to tender the Unregistered Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire on the Expiration Date. Tenders of Unregistered Notes previously made may be withdrawn at any time prior to the Expiration Date.

        Your attention is directed to the following:

  •
  The Exchange Offer is for all outstanding Unregistered Notes.

  •
  If you desire to tender any Unregistered Notes under the Exchange Offer and receive the Exchange Notes, we must receive your instructions in ample time to permit us to tender the Unregistered Notes on your behalf prior to the Expiration Date.

  •
  The Issuers' obligation to deliver the Exchange Notes for tendered Unregistered Notes is subject to certain conditions set forth in the Prospectus under the caption "The exchange offer—Conditions of the exchange offer."

  •
  Any transfer taxes incident to the transfer of Unregistered Notes from the tendering holder to the Issuers will be paid by the Issuers, except as otherwise provided in the Prospectus or the Letter of Transmittal.

        If you wish to have us tender any or all of your Unregistered Notes held by us for your account or benefit pursuant to the Exchange Offer, please so instruct us by completing, executing and returning to us the instruction form that appears below. An envelope to return your instructions to us is enclosed. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender the Unregistered Notes held by us and registered in our name for your account or benefit.

        If you authorize tender of your Unregistered Notes, all such Unregistered Notes will be tendered unless otherwise specified below. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR OT THE EXPIRATION DATE.

        The Exchange Offer is made solely by the Prospectus and the related Letter of Transmittal and is being made to all holders of Unregistered Notes. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Holders of Unregistered Notes in any jurisdiction in which the making of the Exchange Offer of the tender of Unregistered Notes pursuant thereto would not be in compliance with the laws of such jurisdiction. If the Issuers become aware of any state law prohibiting the making of the Exchange Offer or the tender of Unregistered Notes pursuant thereto in such state, the Issuers will make a good faith effort to comply with any such state law or seek to have such state law declared inapplicable to the Exchange Offer. If, after such good faith effort, the Issuers cannot comply with any such state law, the Exchange Offer will not be made to (nor will tenders be accepted from or on behalf of) Holders of Unregistered Notes in such state.

LETTER OF INSTRUCTIONS

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of the Partnership and Finance Corp.

        This Letter of Instructions will instruct you to tender the principal amount of Unregistered Notes indicated below held by you for the account or benefit of the undersigned pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which are acknowledged by the undersigned.

        6.50% Senior Notes due 2021 of the Partnership and Finance Corp., which are to be tendered:

Principal Amount(1)	6.50% Senior Notes are to be tendered (Yes or No)(2)

(1)
Unless otherwise indicated, it will be assumed that all Unregistered Notes held by us for your account are to be tendered.

(2)
Unless otherwise indicated, "yes" will be assumed and Unregistered Notes will be tendered.

If the undersigned or any beneficial owner for whom the undersigned holds Unregistered Notes is an affiliate of the Issuers or a broker-dealer, please check the appropriate boxes below.

☐	CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD UNREGISTERED NOTES IS AN AFFILIATE OF THE ISSUERS.
☐
CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD UNREGISTERED NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH UNREGISTERED NOTES DIRECTLY FROM THE ISSUERS OR AN AFFILIATE OF THE ISSUERS.
☐
CHECK HERE AND COMPLETE THE LINES BELOW IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD UNREGISTERED NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH UNREGISTERED NOTES IN MARKET-MAKING OR OTHER TRADING ACTIVITIES. IF THIS BOX IS CHECKED, THE ISSUERS WILL SEND 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO TO YOU OR SUCH BENEFICIAL OWNER AT THE ADDRESS SPECIFIED IN THE FOLLOWING LINES.

Name:
Address:

Unless otherwise stated below, the undersigned represents that the representations and warranties set forth in the Letter of Transmittal are true and correct as to the undersigned.

PLEASE COMPLETE AND SIGN BELOW:

Signature(s)

Name(s) (Please Print)

Address

Area Code and Telephone Number

Tax Identification or Social Security Number

My Account Number With You

Dated: , 2011

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  Exhibit 99.3